EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1, of our report dated May 25, 2011, of Blue Water Restaurant Group, Inc. (A Development Stage Company) relating to the financial statements as of March 31, 2011 and for the period from March 3, 2011 (inception) to March 31, 2011, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

May 25, 2011